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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF US AIRWAYS GROUP, INC.

100% owned by US Airways Group, Inc:
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Airways Assurance Limited LLC
Incorporated under the laws of Bermuda

Material Services Company, Inc.
Incorporated under the laws of the State of Delaware

Piedmont Airlines, Inc. (operates under the trade name "US Airways Express") Incorporated under the laws of the State of Maryland

PSA Airlines, Inc. (operates under the trade name "US Airways Express") Incorporated under the laws of the State of Pennsylvania

US Airways, Inc.
Incorporated under the laws of the State of Delaware

America West Holdings Corporation.
Incorporated under the laws of the State of Delaware


100% owned by America West Holdings Corporation:
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America West Airlines, Inc.
Incorporated under the laws of the State of Delaware

AWHQ LLC (real estate holding company)
Incorporated under the laws of the State of Arizona

FTCHP LLC (real estate holding company)
Incorporated under the laws of the State of Delaware